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                                                                     EXHIBIT 5.1


                              Harry B. Sands & Co.
                                 P.O. Box N-624
                                 Nassau, Bahamas


                                                                   22 March 1999

Steiner Leisure Limited
Suite 104A,
Saffrey Square,
Nassau, The Bahamas

Dear Sirs,


                      RE: FORM S-3 REGISTRATION STATEMENT



We have acted as Bahamian counsel to Steiner Leisure Limited, a company incorporated under the laws of the Commonwealth of The Bahamas ("the Company"), in connection with a Registration Statement on Form S-3 (No. 333-73363) ("the Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 ("the Act"), as amended, for the registration of up to 1,725,000 common shares of $.01 par value, of the Company being sold by the Selling Shareholder (as defined in the Registration Statement) ("the Selling Shareholder Shares"). Pursuant to an underwriting agreement ("the Underwriting Agreement") by and among the Company, the Selling Shareholder and the underwriters named in the Registration Statement ("the Underwriters") the Underwriters have agreed to purchase the Selling Shareholder Shares from the Selling Shareholder.


In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including the current Memorandum and Articles of Association of the Company.

Based on the forgoing, we are of the opinion, as follows:

      1. The Company is a validly existing corporation under the laws of the Commonwealth of The Bahamas; and


      2. The Selling Shareholder Shares have been validly issued to the Selling Shareholder as fully paid and non-assessable.


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OPINION LETTER                                             22 MARCH, 1999
                                     Page 2





This opinion is limited to the laws of the Commonwealth of The Bahamas at the date of this opinion, and no opinion is expressed to the laws of any other jurisdiction other than that of the Commonwealth of The Bahamas.


We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the Prospectus under the captions "Risk Factors--We are not a United States Company and, as a Result, There are Special Risks," "Taxation--Certain Bahamian and Other Tax Considerations" and "Legal Matters".



                              Yours faithfully,
                              HARRY B. SANDS & COMPANY

                              /s/ ARTHUR SELIGMAN
                              ------------------------
                                  Arthur Seligman